EX-99.(g)(43)

[Goldman Letterhead]

May 31, 2016

State Street Bank and Trust Company

Attn: Mark Mailloux

Channel Center

One Iron St

Boston, MA 02110

Re:	Cayman Commodity-MMA II, Ltd.: Additional Entity to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd., Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMRA, Ltd., Cayman Commodity-ARM, Ltd., and Cayman Commodity-MMA, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Cayman Commodity-MMA II, Ltd. (the “MMA II Cayman Fund”), an exempted company incorporated and existing under the laws of the Cayman Islands, has been established as a wholly-owned subsidiary of the Goldman Sachs Multi-Manager Alternatives Fund, a series of Goldman Sachs Trust II. The GS Parties and the MMA II Cayman Fund hereby request that the MMA II Cayman Fund be added to the Custodian Contract and that, accordingly, you act as Custodian of the MMA II Cayman Fund under the terms thereof. All references in the Custodian Contract to the “Trust” shall be deemed to also apply to the MMA II Cayman Fund. In addition, (i) all references in the Custodian Contract to the “Board of Trustees” or “Executive Committee” shall be construed as the directors of the MMA II Cayman Fund; (ii) “Units” shall be construed as the shares of the MMA II Cayman Fund; (iii) the MMA II Cayman Fund will be an additional “Cayman Fund” for purposes of the Custodian Contract; and (iv) the Goldman Sachs Multi-Manager Alternatives Fund will be an additional “Parent Company” for purposes of the Custodian Contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS TRUST II

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-FIMS, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-TTIF, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMRA, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-ARM, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

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